UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2012

PHILLIPS EDISON – ARC SHOPPING CENTER

REIT INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	006-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

(Zip Code)

(513) 554-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) hereby amends the following Current Report on Form 8-K filed on February 27, 2012 to provide the required financial information relating to the Company’s acquisitions of Tramway Crossing, located in Sanford, North Carolina and Westin Centre, located in Fayetteville, North Carolina.

After reasonable inquiry, the Company is not aware of any material factors relating to Tramway Crossing and Westin Centre that would cause the reported revenues and certain operating expenses relating to them not to be necessarily indicative of future operating results.

Item 9.01	Financial Statements and Exhibits.

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Phillips Edison – ARC Shopping Center REIT Inc.

Cincinnati, Ohio

We have audited the accompanying combined statement of revenues and certain operating expenses (the “Combined Historical Summary”), of Tramway Crossing, a shopping center located in Sanford, North Carolina, and Westin Centre, a shopping center located in Fayetteville, North Carolina (collectively the “Properties”), for the year ended December 31, 2011. These entities are under common ownership and management. This Combined Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Combined Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting as it relates to the Combined Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc.) as discussed in Note 1 to the Combined Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Combined Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 1 to the Combined Historical Summary of the Properties for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

May 4, 2012

Tramway Crossing and Westin Centre

Combined Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2011

(in thousands)

Year Ended December 31, 2011
Revenues
Rentals	$1,128
Recoveries	213

Total revenues	1,341

Certain Operating Expenses
Property operating	231
Real estate taxes	119
General and administrative expenses	3

Total certain operating expenses	353

Revenues in excess of certain operating expenses	$988

See accompanying Notes to the Combined Statement of Revenues and Certain Operating Expenses.

Tramway Crossing and Westin Centre

Notes to the Combined Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2011

1. ORGANIZATION AND BASIS OF PRESENTATION

On February 23, 2012, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), through a joint venture formed between a group of institutional international investors advised by CBRE Investors Global Multi Manager (the “CBRE Global Investors”) and the Company’s wholly-owned subsidiary, purchased two shopping centers, Tramway Crossing and Westin Centre, from affiliated sellers. Tramway Crossing, a shopping center containing 62,382 rentable square feet (unaudited) located in Sanford, North Carolina, was purchased for approximately $5.50 million, exclusive of closing costs. Westin Centre, a shopping center containing 66,890 rentable square feet (unaudited) located in Fayetteville, North Carolina, was purchased for approximately $6.05 million, exclusive of closing costs. The acquisitions and related expenses were funded with proceeds from the Company’s ongoing public offering and proceeds provided by the CBRE Global Investors.

The combined statement of revenues and certain operating expenses (the “Combined Historical Summary”) of Tramway Crossing and Westin Centre has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC. The Combined Historical Summary is not intended to be a complete presentation of the revenues and operating expenses of Tramway Crossing and Westin Centre for the year ended December 31, 2011. The combined statement of revenues and certain operating expenses excludes items that may not be comparable to the future operations of Tramway Crossing and Westin Centre, such as depreciation, amortization, and interest on debt not assumed.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

Revenue Recognition — Tramway Crossing and Westin Centre lease space to retail tenants under leases with varying terms, which are accounted for as operating leases. The properties recognize minimum rents on the straight-line method over the terms of the leases regardless of when payments are due. The leases also typically provide for tenant recoveries of common area maintenance (CAM) costs, real estate taxes, and other operating expenses. These recoveries are recognized as revenue in the period the applicable costs are incurred. Most tenants pay estimated monthly CAM amounts and are billed the shortfalls or credited the overpayments annually, with the exclusion of tenants with gross leases.

Straight-line rental revenue was lower than the current amount required to be paid by tenants by $41,000 for the year ended December 31, 2011.

Repairs and Maintenance — Expenditures for normal, recurring, or periodic maintenance are charged to expense when incurred. Renovations which improve or extend the life of the asset are capitalized.

Subsequent Events — The Company has evaluated subsequent events through May 4, 2012, the date the Combined Historical Summary was available to be issued, to determine if either recognition or disclosure of significant events or transactions is required. The Company has determined that no such recognition or disclosure is required.

3. LEASES

Minimum future rentals of Tramway Crossing and Westin Centre to be received under noncancelable operating leases in effect as of December 31, 2011, assuming no new or renegotiated leases or option extensions on lease agreements are as follows:

Years Ending December 31

2012	$1,089,000
2013	993,000
2014	958,000
2015	743,000
2016	364,000
Thereafter	12,000

Total	$4,159,000

The minimum future rental income represents the base rent required to be paid by the tenants under the terms of their leases, exclusive of operating expense recoveries.

4. CONCENTRATIONS

The percentages of rental income from tenants who individually represent more than 10% of the rental income of Tramway Crossing and Westin Centre for the year ended December 31, 2011 are as follows:

Tenant	Percent of Rental Revenue

Food Lion	38%
CVS Pharmacy	13%

* * * * * *

Phillips Edison – ARC Shopping Center REIT Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On February 23, 2012, the Company, through a joint venture formed between a group of institutional international investors advised by CBRE Investors Global Multi Manager (the “CBRE Global Investors”) and the Company’s wholly-owned subsidiary (the “Joint Venture”), purchased a shopping center containing 62,382 rentable square feet located on approximately ten acres of land in Sanford, North Carolina (“Tramway Crossing”) for approximately $5.50 million, exclusive of closing costs. The Company holds an approximate 54% interest in the Joint Venture and the CBRE Global Investors hold the remaining approximate 46% interest. The acquisition and related expenses were funded with proceeds from the Company’s ongoing public offering and proceeds provided by the CBRE Global Investors. Tramway Crossing was purchased from Tramway Crossing, LLC, a North Carolina limited liability company that is not affiliated with the Company, its advisor or its sub-advisor.

On February 23, 2012, the Company, through the Joint Venture, purchased a shopping center containing 66,890 rentable square feet located on approximately 12 acres of land in Fayetteville, North Carolina (“Westin Centre”) for approximately $6.05 million, exclusive of closing costs. The acquisition and related expenses were funded with proceeds from the Company’s ongoing public offering and proceeds provided by the CBRE Global Investors. Westin Centre was purchased from Westin Centre, LLC, a North Carolina limited liability company that is not affiliated with the Company, its advisor or its sub-advisor.

In the Company’s opinion, all material adjustments necessary to reflect the effects of the above transactions have been made. Although we do not anticipate any changes in the Tramway Crossing and Westin Centre fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances that were previously unknown but existed as of the business combination date are brought to our attention.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2011 is presented as if the Company acquired Tramway Crossing and Westin Centre on December 31, 2011. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 is presented as if the Company had acquired Tramway Crossing and Westin Centre on January 1, 2011. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s quarterly report on Form 10-K for the year ended December 31, 2011 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transactions as of the beginning of the period presented, nor is it necessarily indicative of future results.

Phillips Edison – ARC Shopping Center REIT Inc.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

(in thousands)

	December 31, 2011 as Reported (a)	Pro Forma Adjustments		Pro Forma December 31, 2011

ASSETS
Investments in real estate, net	$69,492	$10,776	(b)	$80,268
Cash and cash equivalents	6,969	(1,661)	(c)	5,308
Restricted cash	214	—		214
Accounts receivable, net	786	—		786
Prepaid expenses and other, net	7,731	902	(b)	8,633

Total assets	$85,192	$10,017		$95,209

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable	$46,788	$—		$46,788
Acquired below market lease intangibles, net	1,203	110	(b)	1,313
Accounts payable	47	—		47
Accrued expenses and other liabilities	9,969	—		9,969

Total liabilities	58,007	110		58,117

Commitments and contingencies	—	—		—

Equity:
Preferred stock	—	—		—
Common stock	27	2	(c)	29
Additional paid-in capital	17,980	2,282	(c)	20,262
Accumulated deficit	(4,126)	(220)	(b)	(4,346)

Total shareholders’ equity	13,881	2,064		15,945
Noncontrolling interests	13,304	7,843	(c)	21,147

Total equity	27,185	9,907		37,092

Total liabilities and equity	$85,192	$10,017		$95,209

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Phillips Edison – ARC Shopping Center REIT Inc.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2011

(in thousands, except per share amounts)

	Year Ended December 31, 2011 as Reported (a)	Statements of Revenues and Certain Operating Expenses (b)	Other Pro Forma Adjustments (c)	Pro Forma Year Ended December 31, 2011

Revenues:
Rental income	$2,762	$1,128	$4,091	$7,981
Tenant recovery income	750	213	1,118	2,081
Other property income	17	—	(2)	15

Total revenues	3,529	1,341	5,207	10,077

Expenses:
Property operating	631	231	973	1,835
Real estate taxes	507	119	533	1,159
General and administrative	845	3	686	1,534
Acquisition-related expenses	1,751	—	138	1,889
Depreciation and amortization	1,500	—	2,993	4,493

Total expenses	5,234	353	5,323	10,910

Operating income (loss)	(1,705)	988	(116)	(833)

Interest expense	(811)	—	(1,558)	(2,369)

Net income (loss)	(2,516)	988	(1,674)	(3,202)
Allocation to noncontrolling interests	152		247	399

Net income (loss) after allocation to noncontrolling interests	(2,364)	988	(1,427)	(2,803)

Per share information – basic and diluted:
Basic and diluted loss per share	$(1.57)			$(0.97)

Weighted-average basic and diluted common shares outstanding	1,503,477			2,888,041	(j)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2011

a.	Reflects the Company’s historical balance sheet as of December 31, 2011.

b.	Reflects the acquisitions of Tramway Crossing and Westin Centre for $5,500,000 and $6,050,000, respectively. Acquisition-related costs of $220,000 were expensed as incurred. The Company used proceeds from its public offering of common stock and proceeds provided by the CBRE Global Investors to fund the acquisitions. The Company has allocated its purchase price to the assets and liabilities below (amounts in thousands):

Description	Tramway Crossing	Westin Centre	Total

Land	$1,230	$1,463	$2,693
Buildings	2,623	2,946	5,569
Land improvements	786	727	1,513
Tenant improvements	448	553	1,001

Total investment in real estate	5,087	5,689	10,776
Above-market lease values	112	70	182
In-place lease values	314	388	702
Below-market lease values	(13)	(97)	(110)

Total purchase price	$5,500	$6,050	$11,550

The Company capitalized $9,000 and $9,000 for prepaid insurance for Tramway Crossing and Westin Centre, respectively. These costs, in addition to those allocated from the purchase price, are included in prepaid expenses and other assets on the unaudited pro forma condensed consolidated balance sheet as shown below (amounts in thousands):

Description	Tramway Crossing	Westin Centre	Total

Above-market lease values	$112	$70	$182
In-place lease values	314	388	702
Prepaid insurance	9	9	18

Total prepaid expenses and other assets	$435	$467	$902

The Company has allocated the purchase price to the above tangible and identified intangible assets acquired and intangible liabilities assumed based on their fair values in accordance with generally accepted accounting principles as follows:

Estimates of future cash flows and other valuation techniques that the Company believes are similar to those used by independent appraisers were used to record the purchase of identifiable assets acquired such as land, buildings and improvements, and identifiable intangible assets and liabilities such as amounts related to in-place leases and acquired above- and below-market leases.

The estimated fair value of acquired in-place leases reflect the costs the Company would have incurred to lease the properties to the occupancy level of the properties at the dates of acquisition. Such estimates include the fair value of the loss of rental income, leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels.

Acquired above- and below-market lease values were recorded based on the present value of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of the current market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values will be amortized as adjustments to rental revenue over the remaining terms of the respective leases. Should a tenant terminate its lease prior to its contractual term, the unamortized portion of the in-place lease value will be charged to amortization expense and the unamortized portion of above- and-below market lease value will be charged to rental revenue.

Although we do not anticipate any further changes in the Tramway Crossing and Westin Centre fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances are brought to our attention that were previously unknown but existed as of the business combination date.

The following table summarizes the cash paid to acquire Tramway Crossing and Westin Centre (amounts in thousands):

Description	Tramway Crossing	Westin Centre	Total

Purchase price	$5,500	$6,050	$11,550
Acquisition costs	111	109	220
Prepaid insurance	9	9	18

Total cash paid to acquire properties	$5,620	$6,168	$11,788

c.	Reflects additional offering proceeds of $2,284,000 from the sale of 229,883 shares in the Company’s ongoing public offering as received on December 31, 2011 based on offering proceeds actually received as of January 30, 2012, in addition to proceeds of $7,843,000 from the CBRE Global Investors. $5,620,000 and $6,168,000 was paid in cash at closing for the acquisitions of Tramway Crossing and Westin Centre, respectively, as shown in the table below (amounts in thousands):

Description

Additional offering proceeds	$2,284
Proceeds from the CBRE Global Investors	7,843
Cash paid to acquire Tramway Crossing	(5,620)
Cash paid to acquire Westin Centre	(6,168)

$(1,661)

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year

Ended December 31, 2011

a.	Reflects the Company’s historical operations for the year ended December 31, 2011.

b.	Reflects the historical revenues and certain operating expenses of Tramway Crossing and Westin Centre for the year ended December 31, 2011.

c.	Reflects pro forma adjustments related to the operations of five acquisitions made since January 1, 2011, as if they were acquired on January 1, 2011, in addition to other pro forma adjustments related to the acquisition of Tramway Crossing and Westin Centre.

Description	Previous Acquisitions Actual Results of Operations (k)	Previous Acquisitions Pro Forma Results of Operations (l)	Pro Forma Adjustments	Tramway and Westin Pro Forma Adjustments		Other Pro Forma Adjustments
Revenue:
Rental income	$2,762	$6,827	$4,065	$26	(d)	$4,091
Tenant recovery income	750	1,868	1,118	—		1,118
Other property income	17	15	(2)	—		(2)

Total revenues	3,529	8,710	5,181	26		5,207

Expenses:
Property operating	631	1,598	967	6	(e)	973
Real estate taxes	507	1,040	533	—		533
General and administrative	845	1,414	569	117	(f)	686
Acquisition-related expenses	1,751	1,669	(82)	220	(g)	138
Depreciation and amortization	1,500	3,590	2,090	903	(h)	2,993

Total expenses	5,234	9,311	4,077	1,246		5,323

Operating income (loss)	(1,705)	(601)	1,104	(1,220)		(116)

Interest expense	(811)	(2,369)	(1,558)	—		(1,558)

Net loss	(2,516)	(2,970)	(454)	(1,220)		(1,674)
Allocation to noncontrolling interests	152	322	170	77	(i)	247

Net loss after allocation to noncontrolling interests	(2,364)	(2,648)	(284)	(1,143)		(1,427)

d.	Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues as if the Company had acquired the property as of January 1, 2011.

e.	Reflects property management fees associated with the current management, a related-party, at a rate of 4.5% of cash receipts from the properties. Property management fees associated with the current management for Tramway Crossing and Westin Centre were $26,000 and $31,000, respectively, and property management fees included in the historical financial information were $24,000 and $27,000, respectively.

f.	Reflects the asset management fees owed to the Company’s related-party advisor associated with Tramway Crossing and Westin Centre, for an annual asset management fee of 1% of the costs of the real estate investments.

g.	Reflects the sum of the acquisition expenses incurred to acquire Tramway Crossing and Westin Centre.

h.	Reflects the depreciation and amortization of Tramway Crossing and Westin Centre using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

i.	Reflects the CBRE Global Investors’ 46% share of the net income of Tramway Crossing and Westin Centre. The allocation to noncontrolling interests is calculated as 46% of the properties’ results of operations as presented within the combined statement of revenues and certain operating expenses and their related pro forma adjustments, excluding any acquisition fees.

j.	Reflects the weighted average shares that would be outstanding if the property was acquired on January 1, 2011, based on offering proceeds received as of January 30, 2012.

k.	Previously presented on the December 31, 2011 10-K.

l.	Reflects the pro forma results of operations as if all properties purchased during the year ended December 31, 2011 were actually purchased on January 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips Edison – ARC Shopping Center REIT Inc.

Dated: May 4, 2012	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer